                          EXHIBIT 10.2.9
                       WARRANT CERTIFICATE

              To Purchase Shares of Common Stock of
        Inland Resources Inc. Incorporated Under the laws
                    of the State of Washington
          Certificate Evidencing the Number of Warrants
                      Set Forth in Section 1


     1. Basic Terms. This certifies that, for good and valuable consideration, Kyle R. Miller (the "Holder"), is entitled, subject to the terms and conditions of this Warrant Certificate (the "Certificate"), to purchase three hundred thousand (300,000) shares of the common stock, $.001 par value (the "Common Stock"), of Inland Resources Inc. (the "Company"), subject to adjustment as provided in this Certificate, from the Company at the Exercise Price (as defined below), on delivery of this Certificate to the Company with the exercise form duly executed and payment of the Exercise Price payable to the Company by cashier's check or other immediately available funds, for all shares purchased. One Warrant (herein so called) is required for the purchase of one share of Common Stock, subject to adjustment as provided herein. This Certificate is issued pursuant to the terms and conditions of that certain Warrant Agreement ("Agreement") between Holder and Company dated effective February 23, 1993.

     2. Expiration Date. The right to exercise the Warrants evidenced by this Certificate shall expire at 12:00 a.m. PST on the fifth anniversary of the effective date of this Certificate, provided, however, that if Holder's employment by the Company as an executive officer is terminated for any reason other than death or disability then the Warrants evidenced by this Certificate shall expire ninety (90) days after such termination, but if termination is as a result of death or disability then the Warrants may be exercised at any time within one year after the termination of employment for such reason (the "Expiration Date").

     3. Exercise Price. The purchase price per share of the Common Stock upon exercise of the Warrants (the "Exercise Price") shall be equal to $0.50 per share, which is the sales price of 12,000,000 shares of the Company's Common Stock issued to Pengo Securities Corp. of even date herewith. Under the Agreement, Holder is automatically granted a warrant equal to 5% of the shares issued to Pengo Securities Corp. and this Certificate represents such 5%. The Exercise Price may be adjusted from time to time pursuant to the terms of this Certificate.

     4.   Company's Warranties, Representations and Covenants.
The Company warrants, represents and covenants to the Holder that:

          (a) The Company has been duly incorporated and organized and is validly existing as a corporation in good standing under the laws of its state of organization.

          (b) The Warrants have been duly authorized and are the validly issued, fully paid and binding obligation of the Company. The Common Stock of the Company issuable upon exercise of the Warrants are validly authorized and upon payment of the Exercise
     Price shall be validly issued, fully paid and nonassessable Common Stock of the Company.

          (c) Common Stock deliverable on the exercise of the Warrants shall, at delivery, be fully paid and nonassessable, free from all taxes, liens, and charges with respect to the purchase.

          (d) The Company shall take any necessary steps to assure that the par value per share of the Common Stock is at all times equal to or less than the then current Exercise Price of the Common Stock issuable pursuant to this Certificate.

          (e) The Company shall at all times reserve and hold available sufficient shares of its Common Stock to satisfy the Common Stock issuable upon exercise of this Warrant.

          (f) The Company shall maintain its books and records in accordance with generally accepted accounting principles applied on a consistent basis.

          (g) The Company shall permit the Holder through his designated representatives to visit and inspect any of the properties of the Company, to examine its books and records, and to discuss its affairs, finances and accounts with and be advised as to the same by the officers of the Company at reasonable times and intervals, on the same basis as any other shareholder.

     The provisions of this Section shall continue for so long as the Holder owns this Certificate.

     5. Method of Exercise; Shares Issued Upon Exercise. Exercise may be made of all or any part of the Warrants evidenced by this Certificate by surrendering it, with the exercise form provided for herein duly executed by or on behalf of the Holder, at the executive office of the Company, accompanied by payment in full of the Exercise Price payable in respect of the Warrants being exercised. The Warrants are exercisable at the option of the Holder in whole or in part at any time prior to the Expiration Date. If less than all of the Warrants evidenced by this Certificate are exercised, the Company will, upon such exercise, execute and deliver to the Holder a new certificate (dated the date hereof) evidencing the Warrants not so exercised. Unless the Common Stock issuable upon exercise of the Warrants has been registered under the Securities Act of 1933, as amended (the "1933 Act"), the certificates evidencing the Common Stock issuable on exercise of the Warrants will bear the following legend:

     "The shares of stock of Inland Resources Inc. (the
     "Company") represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under the securities laws of any state, and the Holder hereof cannot make any sale, assignment, or other transfer of any shares of such stock except pursuant to an offering of such shares duly registered under the 1933 Act and the applicable state securities laws, or under such other circumstances that, in the opinion of counsel of the Holder hereof, does not require registration under the 1933 Act and any state securities laws. Said shares are restricted securities within the meaning of Rule
     144 promulgated under the 1933 Act and may be subject to the limitations upon resale set forth therein or in other rules and regulations under the 1933 Act;"

provided, however, that the Company agrees that whenever the shares of Common Stock issuable upon exercise or conversion of this Warrant shall have been beneficially held for three (3) years within the meaning of Rule 144(k) of the 1933 Act or any successor rule or statute or any shorter period of time allowed by such successor rule or statute, and so long as the Holder is not an affiliate of the Company within the meaning of Rule 144, if required by Rule 144 or such successor rule or statute, then the Company shall remove all restrictive legends and stop transfer restrictions at the written request of the owner of the shares of Common Stock issuable on exercise or conversion of this Warrant.

     6. Investment Representation of Holder. Holder represents and warrants that the Warrants evidenced by this Certificate, and any Warrant Shares (herein so called) purchased upon exercise of the Warrants, have been, or will be, acquired or purchased as an investment for Holder's own account and not with a view toward further distribution thereof. It is expressly understood that the Warrants cannot be transferred except pursuant to Section 9 hereof, and that the Warrant Shares cannot be sold or transferred except pursuant to an effective registration statement or an exemption from applicable securities laws.

     7. Adjustment of Shares Purchasable. The number of shares of Common Stock purchasable hereunder and the Exercise Price per share are subject to adjustment from time to time as specified in this Certificate.

     8. Exchange for Other Denominations. This Certificate is exchangeable, on its surrender by the Holder to the Company, for new Certificates of like tenor and date representing in the aggregate the number of Warrants and the right to purchase the number of shares of Common Stock purchasable hereunder in denominations designated by the Holder at the time of surrender.

     9. Restrictions on Transfer. During the lifetime of Holder, this Certificate shall be exercisable only by the Holder in person, by attorney or by mail, on surrender of this Certificate, properly endorsed. Neither this Certificate nor the Warrants are transferable by Holder by operation of law or otherwise, except that in the event of death or disability of Holder while employed by the Company or a subsidiary, the Warrants may be exercised at any time within one year after such death or disability by the duly appointed personal representative of Holder, or by any person or persons who shall acquire the Warrants directly from Holder by bequest or inheritance.

     10. Adjustment of Shares. Wherever this Certificate specifies a number of shares of Common Stock or an Exercise Price per share, the specified number of shares of Common Stock to be received on exercise and the Exercise Price per share shall be changed to reflect adjustments (which may require that additional securities or other property be delivered on exercise) required by this section, as follows:

          (a) If a stock or property dividend is declared to the holders of shares of the same class of securities of the Company as is issuable upon exercise of Warrants, there shall be added with respect to each share of Common Stock issuable upon exercise of Warrants the amount of the dividend, stock or property, which would have been issued to the Holder had the Holder been the holder of record of such issuable share at the dividend record date. Such additional stock or property resulting from such dividend shall be delivered without additional cost upon the exercise of Warrants. Any distribution to the holders of Common Stock of the Company of any kind, other than a distribution of cash as a dividend out of profits of the Company for the current year of the dividend, shall be treated as a stock or property dividend for purposes of this Subsection 10(a). If the Holder is entitled to receive cash upon exercise of Warrants under this Subsection 10(a), the Holder may, at the Holder's option, elect to reduce the Exercise Price by all or part of the cash to be received by the Holder upon exercise under this Subsection 10(a).

          (b)  If an increase has been effected in the
     number of outstanding shares of the same class of securities of the Company as is issuable upon exercise of Warrants by reason of a subdivision of such shares, the number of shares which may thereafter be purchased upon exercise of Warrants shall be increased with respect to each share issuable upon exercise of Warrants by the number of shares which could have been received by the Holder at the time of such subdivision had it been the holder of record of such issuable shares at the record and/or effective date of the subdivision. In such event, the Exercise Price per share of Warrants shall be proportionately reduced.

          (c) If a decrease has been effected in the number of outstanding shares of the same class of securities of the Company as is issuable upon exercise of Warrants by reason of a reverse stock split, the number of shares which may thereafter be purchased upon exercise of Warrants shall be changed with respect to each share issuable upon exercise of Warrants to the number of shares which would have been held by the Holder at the time of said reverse stock split had the Holder been the holder of such issuable share at the record and/or effective date of the reverse stock split. In such event, the Exercise Price per share shall be proportionately increased.

          (d)  If there is a capital reorganization,
     reclassification of the capital stock of the Company, or any consolidation or merger of the Company with any other corporation or corporations, or if there is a sale or distribution of all or substantially all of the Company's property and assets, the Company shall make adequate provision so that there shall remain and be substituted under this Certificate with respect to each share issuable upon exercise of Warrants the stock, securities and/or assets which would have been issuable or payable in respect of or in exchange for such issuable shares if the Holder had been the owner of such share on the applicable record date. All other provisions of this Certificate shall remain in full force and effect.

     11. Notice of Adjustment. On the happening of any event requiring an adjustment of the Exercise Price or the shares purchasable hereunder, the Company shall immediately give written notice to the Holder stating the adjusted Exercise Price and the adjusted number and kind of securities or other property purchasable hereunder resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

     12. Notice Requirement. If at any time the Company proposes or is aware of any of the following transactions, the Company shall give written notice to the Holder at least 30 days prior to the proposed transaction: an anticipated voluntary or involuntary dissolution, liquidation or winding up of the Company; a merger or consolidation of the Company; the payment or declaration of a dividend or distribution to shareholders of the Company; or the vote of shareholders of the Company to amend the certificate or articles of incorporation of the Company. Such notice shall contain: (a) the date on which the proposed transaction is to take place; (b) the record date (which shall be at least 30 days after the giving of the notice) of the proposed transaction; (c) a brief description of the proposed transaction;
(d) a brief description of any dividends or other distributions to be made to holders of Common Stock as a result of the proposed transaction; (e) a brief description of any other effect of the proposed transaction on holders of Common Stock or this Certificate; and (f) an estimate of the fair value of any dividends or other distributions to be made to shareholders.

     13. Fractional Shares. The Company shall not be required upon the exercise of any of the Warrants evidenced hereby to issue any fractional shares, but shall make an adjustment therefore in cash on the basis of the mean between the low bid and high asked prices on the over-the-counter market as reported by the NASD Automated Quotation System or the closing market price on a national securities exchange on the trading day immediately prior to exercise, whichever is applicable, or if neither is applicable, then on the basis of the market value of any such fractional interest as shall be reasonably determined by the Company.

     14. Registration Rights. The Holder shall have the right at any time to immediately cause the shares issuable upon exercise of this Certificate to be registered with the Securities and Exchange Commission ("SEC") by delivering written demand for such registration to the Company, provided Form S-3 is available for the registration thereof. The Company agrees that if it receives such written demand for registration of the Common Stock from the Holder, the Company shall promptly use its diligent best efforts (time being of the essence) to file a registration statement pursuant to the 1933 Act on Form S-3 and the securities laws of Colorado and the securities laws of up to four other states as may be requested by the Holder, to effect the registration of the Warrant and/or shares of Common Stock received or receivable upon the exercise of this Certificate and upon such registration shall keep such registration statement current for as long as it can do so through incorporation by reference of subsequent documents filed by the Company under the Securities Exchange Act of 1934 (the "1934 Act") and/or through the use of "supplements" under Rule 424(b) of the 1933 Act. All expenses of such registration, including but not limited to legal, accounting and printing fees, will be split equally between the Company and the Holder, except that Holder shall pay all brokers' fees or commissions. In the event of the filing of any registration statement or notification pursuant to this Certificate which includes the Holder's shares, the Company shall indemnify the Holder and each of his agents, successors and assigns, each person, if any who controls the Holder within the meaning of the 1933 Act, each underwriter for the Holder, and any person who controls such underwriter within the meaning of the 1933 Act, from any loss, claim, damage, liability or action arising out of or based upon any untrue statement or any omission to state therein a material fact required to be stated therein in such registration statement, except for any written statement prepared by the Holder expressly for use in such registration statement required to be furnished by the Holder, and Holder shall similarly indemnify the Company and its officers, directors, shareholders and controlling persons for any such liabilities arising from the use of such written information in the registration statement furnished by the Holder. The Company shall fully cooperate with any underwriter selected by the Holder, and upon request of the Holder shall sign an underwriting agreement requested by the underwriter including standard indemnification provisions. The provisions of this Section shall continue for so long as the Holder owns this Certificate or for a period of three years after the exercise of this Certificate.
The Company agrees to use its best efforts to make available Form S-3 for the registration of such shares. Holder shall only have the right to file one registration statement on Form S-3 under this Section and any similar section under any similar Warrant Certificate issued by the Company to the Holder pursuant to the Agreement. Alternatively, if Form S-8 would be available for the registration of any shares issuable upon exercise of the Warrants, the Company shall, at Holder's request, register such shares on Form S-8 at the Company's expense.

     15. Notice. Any notice required or permitted by any party to this Certificate shall be in writing and may be delivered personally to the party being given notice or to the person in charge of the office of the party being given notice or by facsimile, national overnight courier service or by mail, at the party's address indicated below, and any notice will be effective only upon actual receipt by the party. The addresses of the parties are as follows:

          Holder:             475 17th Street, Suite 1500
                              Denver, Colorado  80202

          Company:            475 17th Street, Suite 1500
                              Denver, Colorado 80202
The names and addresses of persons to receive notice as stated in this Section may be changed by notice given in accordance with this Section.

     16. Parties. This Certificate shall bind the respective successors and assigns of the parties.

     17. Entire Agreement. This Certificate represents the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous oral or written agreements or understandings. The terms of this Certificate may be amended only by a written instrument executed by the Company and the Holder.

     WITNESS the signature of the Company's authorized representative and the acceptance of the terms hereof by the signature of the Holder dated effective November 6, 1995.


                                   COMPANY:

                                   INLAND RESOURCES INC.



                                   By:  _________________________
                                        John E. Dyer,
                                        Vice President

                                   HOLDER:


                                   ______________________________
                                   Kyle R. Miller

                          EXERCISE FORM


            (To be executed by the Holder to purchase
          Common Stock pursuant to the within Warrants)




_______________________________
_______________________________
_______________________________

     The undersigned hereby: (1) irrevocably elects to purchase ______ shares of the Company's Common Stock issuable upon the exercise of the within Warrants, and encloses payment of $________________ therefor; (2) requests that a certificate for the shares be issued in the name of the undersigned and delivered to the undersigned at the address below; and (3) if such number of shares is not all of the shares purchasable hereunder, that a new Certificate of like tenor for the balance of the remaining Warrants be issued in the name of the undersigned and delivered to the undersigned at the address below.



Date:_____________________         ______________________________
                                   (Please sign exactly as name
                                   appears on Warrant
                                   Certificate)



                                   Address